LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES       Exhibit 11
                      COMPUTATIONS OF EARNINGS PER SHARE

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

(Amounts in millions, except
   per share data)
                     			              Six Months Ended      Three Months Ended
                                    				  June 30,               June 30,
                           		 		     ------------------	    ------------------
                           			 	      1996        1995       1996        1995
                           				      ------      ------     ------      ------
EARNINGS PER SHARE

Weighted average number of
  common shares outstanding           89.1        88.2       89.4        88.4

Dilution from outstanding stock
  options-computed using the
  "treasury stock" method      	       1.6         1.2        1.9         1.2
                            				     ------	     ------	    ------      ------
Weighted average number of
  common shares outstanding
  as adjusted  			                    90.7	       89.4	      91.3      	 89.6
                            				     ======	     ======	    ======      ======

Net Earnings Before
  Extraordinary Item               $  64.3     $  70.0    $  26.6     $  34.3
                            				     ======	     ======	    ======      ======
Net Earnings 			                   $  51.8     $  70.0    $  14.1     $  34.3
                                     ======	     ======	    ======      ======

Earnings Per Share
Net Earnings Before
  Extraordinary Item 		            $   .71     $   .78    $   .29     $   .38
				                                 ======	     ======     ======      ======
Net Earnings 			                   $   .57     $   .78    $   .15     $   .38
                            				     ======	     ======	    ======      ======

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